As filed with the Securities and Exchange Commission on November 15, 2021.

No. 333-260875

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Diversey Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	2842	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1300 Altura Road, Suite 125

Fort Mill, South Carolina 29708

Telephone: (803) 746-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip Wieland

Chief Executive Officer

1300 Altura Road, Suite 125

Fort Mill, South Carolina 29708

Telephone: (803) 746-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Bradley C. Reed, P.C. Alexander M. Schwartz Kirkland & Ellis LLP	Thomas Holden Rachel D. Phillips Ropes & Gray LLP
300 North LaSalle Chicago, IL 60654	1211 Avenue of the Americas New York, NY 10036
(312) 862-2000	(212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price Per Share(1)(2)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary shares, par value $0.0001 per share . . . . . . . . . . . . . . . . .	$16.87	17,250,000	$291,007,500	$26,976.40(3)

(1)	Includes the aggregate offering price of shares of ordinary shares subject to the underwriters’ option to purchase additional shares.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities act of 1933, as amended. In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the price shown is the average high and low sales price of the registrant’s ordinary shares on November 4, 2021, as reported by the NASDAQ Global Select Market.

(3)	Previously paid in connection with the previous filing of this Registration Statement on November 8, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-260875) of Diversey Holdings, Ltd. is being filed pursuant to Rule 462(d) for the purpose of filing certain revised exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus constituting Part I of the Registration Statement has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

SEC registration fee	$26,977
FINRA filing fee	44,462
Printing expenses	350,000
Legal fees and expenses	650,000
Accounting fees and expenses	180,000
Miscellaneous expenses	48,561
Total expenses	$1,300,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful deceit, civil fraud or the consequences or committing a crime. Our amended and restated articles of association provides for indemnification of officers and directors to the maximum extent permitted by law for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud and dishonesty or willful default.

We are party to indemnification agreements with each of our directors and officers pursuant to which we agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors in certain instances.

Item 15. Recent Sales of Unregistered Securities.

The registrant was formed on November 5, 2020 for the purpose of consummating its initial public offering and has issued one ordinary share for nominal consideration in connection with its formation. Prior to the registrant’s formation and since September 2017, certain directors, officers, employees, consultants and other service providers were issued an aggregate of 23,496,565 restricted shares of Constellation (BC) Poolco S.C.A., an entity incorporated for the purpose of pooling the interests of certain employees, directors and officers in Constellation (BC) S.à r.l., a subsidiary of the registrant. In connection with the foregoing issuances, Constellation (BC) S.à r.l. issued an equal number of securities to Constellation (BC) Poolco S.C.A.

Prior to the closing of our initial public offering, we issued an aggregate of 243,163,947 ordinary shares to certain of our employees, directors and officers as well as other stockholders, including Bain Capital, and in exchange of PECs. In addition, we issued an aggregate of 7,763,231 restricted shares in exchange for equity awards issued under the pre-IPO Management Equity Incentive Plan. The issuances of these ordinary shares and restricted shares were made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

The offers and sales of the above securities were deemed to be exempt from registration under the Securities Act of 1933 in reliance upon Section 4(a)(2) of the Securities Act of 1933 or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the above securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were placed upon any stock certificates issued in these transactions.

Item 16. Exhibits and Financial Statement Schedules.

(i)	Exhibits

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Memorandum and Articles of Association of Diversey Holdings, Ltd.

4.1*	Indenture, dated as of August 8, 2018, by and among Diamond (BC) B.V., the guarantors party thereto from time to time, Wilmington Trust, National Association, as trustee and Citibank, N.A., London Branch, as paying agent, transfer agent, registrar and authentication agent (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

4.2*	Escrow Release Date Supplemental Indenture, dated as of September 6, 2017, by and among the parties signatory as guarantors thereto and Wilmington Trust, National Association as trustee under the Indenture (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

4.3*	Supplemental Indenture No. 2, dated as of December 5, 2017, by and among the parties signatory as guarantors thereto and Wilmington Trust, National Association as trustee under the Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

4.4*	Indenture, dated as of September 29, 2021, by and among the parties signatory as guarantors thereto and Wilmington Trust, National Association as trustee under the Indenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2021)

4.5*	Form of 4.625% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on October 4, 2021)

5.1	Opinion of Maples and Calder (Cayman) LLP

10.1*	Credit Agreement, dated as of September 6, 2017, by and among BCPE Diamond Netherlands Topco, B.V., Diamond (BC) B.V., the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch as the administrative agent, the collateral agent and a letter of credit issuer party thereto (incorporated by reference to Exhibit 10.1 to to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.2*	Joinder Agreement and Amendment No. 1, dated as of June 23, 2020, by and among Credit Suisse AG, Cayman Islands Branch, Diamond (BC) B.V. and Credit Suisse AG, Cayman Islands Branch as the administrative agent thereto (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-253676) filed with the SEC on March 1, 2021)

10.3*	Joinder Agreement and Amendment No. 2, dated as of March 29, 2021, by and among Diamond (BC) B.V., the lenders and letter of credit issuers party thereto, and Credit Suisse AG, Cayman Islands Branch, as the administrative agent thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2021)

10.4*	Third Amendment, dated September 29, 2021, to the Credit Agreement, dated as of September 6, 2017, by and among BCPE Diamond Netherlands Topco, B.V., Diamond (BC) B.V., the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch as the administrative agent, the collateral agent and a letter of credit issuer party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2021)

10.5*	Investor Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2021)

10.6+*	Service Agreement, dated as of July 14, 2020, by and between Diversey Limited and Philip Wieland, as amended by that First Amendment (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.7+*	Letter Agreement Re: New Severance Terms, dated as of September 3, 2019, by and between Paul Budsworth and Diversey, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.8+*	Employment Agreement, dated as of October 16, 2019, by and between Todd Herndon and Diversey, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.9+*	Transition Letter Agreement, dated as of October 4, 2019, by and between Mark Burgess and Diversey, Inc., as amended by that Amendment No. 1 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.10*	Letter Agreement Re: Vesting and Lock-Up Provisions, dated as of March 14, 2021, by and between Mark Burgess and Diversey Holdings, Ltd. (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (No. 333-253676) filed with the SEC on March 16, 2021)

10.11+*	Offer Letter, by and between Gaetano Redaelli and Diversey S.P.A. (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.12+*	Offer Letter, dated as of May 17, 1989, by and between Rudolf Verheul and Nederlandse Unilever Bedrijven B.V. (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.13+*	2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.14+*	Form of Share Option Grant Notice and Nonqualified Share Option Agreement pursuant to the 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.15+*	Form of Restricted Share Unit Notice and RSU Agreement pursuant to the 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.16+*	Form of Restricted Share Notice and Restricted Share Agreement pursuant to the 2021 Omnibus Incentive Plan (Senior Leadership Team) (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.17+*	Form of Restricted Share Notice and Restricted Share Agreement pursuant to the 2021 Omnibus Incentive Plan (Non-Senior Leadership Team) (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (No. 333-253676) filed with the SEC on March 16, 2021)

10.18*	Management Agreement, dated September 6, 2017, by and between BCPE Diamond US Holdco Inc., Diamond (BC) Netherlands Holding B.V. and Bain Capital Private Equity, LP. (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 1, 2021)

10.19*	Form of Tax Receivable Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (No. 333-253676) filed with the SEC on March 16, 2021)

10.20*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A (No. 333-253676) filed with the SEC on March 16, 2021)

21.1*	List of subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 (No. 333-253676) filed with the SEC on March 16, 2021)

23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ecovadis

24.1*	Powers of attorney (included on signature page)

+	Indicates a management contract or compensatory plan or arrangement.

*	Indicates previously filed.

(ii)	Financial statement schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Mill, State of South Carolina, on November 15, 2021.

DIVERSEY HOLDINGS, LTD.

By:	/s/ Philip Wieland
	Name:	Philip Wieland
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Wieland	Chief Executive Officer and Director	November 15, 2021
Philip Wieland	(Principal Executive Officer)

/s/ Todd Herndon	Chief Financial Officer	November 15, 2021
Todd Herndon	(Principal Financial Officer)

/s/ David Dickerson	VP, Controller and Chief Accounting	November 15, 2021
David Dickerson	Officer (Principal Accounting Officer)

*	Director	November 15, 2021
Eric Foss

*	Director	November 15, 2021
Ken Hanau

*	Director	November 15, 2021
Michel Plantevin

*	Director	November 15, 2021
Jonathon Penn

*	Director	November 15, 2021
Robert Farkas

*	Director	November 15, 2021
Susan Levine

Signature	Title	Date

*	Director	November 15, 2021
Juan Figuereo

*	Director	November 15, 2021
Selim Bassoul

*	Director	November 15, 2021
Rod Hochman

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the Registration Statement pursuant to the Powers of Attorney filed with the Securities and Exchange Commission and executed by the above named signatures on November 8, 2021.

/s/ David Dickerson
David Dickerson
Attorney-in-Fact